Exhibit 10.22(a)

INCENTIVE STOCK OPTION AGREEMENT
PURSUANT TO THE
GREENSKY, INC. 2018 OMNIBUS INCENTIVE COMPENSATION PLAN

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Participant: __________________________

Grant Date: __________________________

Per Share Exercise Price: $_______________

Number of Shares subject to this Option: _______________

Expiration Date: ________________________

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THIS INCENTIVE STOCK OPTION AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between GreenSky, Inc., a Delaware corporation (the “Company”), and the Participant specified above, pursuant to the GreenSky, Inc. 2018 Omnibus Incentive Compensation Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Incentive Stock Option provided for herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1. Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2. Grant of Option. The Company hereby grants to the Participant, as of the Grant Date specified above, an Incentive Stock Option (this “Option”) to acquire from the Company at the Per Share Exercise Price specified above, the aggregate number of Shares specified above (the “Option Shares”). Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the

Company for any reason. The Participant shall have no rights as a stockholder with respect to any Shares covered by the Option unless and until the Participant has become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such Shares, except as otherwise specifically provided for in the Plan or this Agreement.

3. Tax Matters. The Option granted hereunder is intended to qualify as an “incentive stock option” under Section 422 of the Code. Notwithstanding the foregoing, the Option will not qualify as an “incentive stock option,” among other events, (a) if the Participant disposes of the Option Shares at any time during the two-year period following the date of this Agreement or the one-year period following the date of exercise of the Option pursuant to which such Option Shares were acquired; (b) except in the event of the Participant’s death or Disability, if the Participant is not employed by the Company, a Parent Corporation or a Subsidiary Corporation at all times during the period beginning on the date of this Agreement and ending on the day that is three months before the date of any exercise of the Option; or (c) to the extent that the aggregate fair market value of the Shares subject to “incentive stock options” held by the Participant which become exercisable for the first time in any calendar year (under all plans of the Company, a Parent or a Subsidiary Corporation) exceeds $100,000. For purposes of clause (c) above, the “fair market value” of the Shares shall be determined as of the Grant Date. To the extent that the Option does not qualify as an “incentive stock option,” it shall not affect the validity of the Option and shall constitute a separate non-qualified stock option. In the event that the Participant disposes of the Option Shares within either two (2) years following the Grant Date or one year following the date of exercise of the Option, the Participant must deliver to the Company, within seven (7) days following such disposition, a written notice specifying the date on which such Shares were disposed of, the number of Shares so disposed, and, if such disposition was by a sale or exchange, the amount of consideration received.

4. Vesting and Exercise.

(a) Vesting. Subject to the provisions of Sections 4(b) to 4(d) hereof, the Option shall vest and become exercisable as of the date(s) set forth below, provided the Participant has not incurred a Termination of Service prior to such vesting date [and the performance criteria applicable to the Option Shares that are eligible to vest and became exercisable on such date, set forth in Exhibit A attached to this Agreement, are satisfied]:

Vesting Date	Number of Option Shares

[Date]	[ ]

[Date]	[ ]

[Date]	[ ]

There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date, subject to the Participant’s continued employment or service with the Company or any of its Subsidiaries on each applicable vesting date [and satisfaction of the applicable performance criteria]. Upon expiration of the Option, the Option shall be cancelled and no longer exercisable.

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(b) Committee Discretion. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the Option [and/or waive the satisfaction of any applicable performance criteria] at any time and for any reason.

(c) Expiration. Unless earlier terminated in accordance with the terms and provisions of the Plan and/or this Agreement, all portions of the Option (whether vested or not vested) shall expire and shall no longer be exercisable after the Expiration Date specified above.

(d) Treatment of Unvested Options upon Termination of Service. Subject to this Section 4, any portion of the Option that is not vested as of the date of the Participant’s Termination of Service [and is not eligible to vest after the Participant’s Termination of Service] for any reason shall terminate and expire as of the date of such Termination of Service.

5. Termination of Service. Subject to the terms of the Plan and this Agreement, the Option, to the extent vested, shall remain exercisable as follows:

(a) Termination of Service due to Death or Disability. In the event of the Participant’s Termination of Service by reason of death or Disability, the vested portion of the Option shall remain exercisable until the earlier of (i) one (1) year from the date of such Termination of Service [or, if later, ninety (90) days from the date the Option became vested and exercisable with respect to the applicable Option Shares], and (ii) the expiration of the stated term of the Option pursuant to Section 4(c) hereof; provided, however, that in the case of a Termination of Service due to Disability, if the Participant dies within such one year exercise period, any unexercised Option held by the Participant shall thereafter be exercisable by the legal representative of the Participant’s estate or the recipient of the unexercised Option by will or by the laws of descent and distribution, to the extent exercisable, for a period of one year from the date of death [or, if later, ninety (90) days from the date the Option became vested and exercisable with respect to the applicable Option Shares], but in no event beyond the expiration of the stated term of the Option pursuant to Section 4(c) hereof.

(b) Involuntary Termination of Service Without Cause. In the event of the Participant’s involuntary Termination of Service by the Company without Cause, the vested portion of the Option shall remain exercisable until the earlier of (i) ninety (90) days from the date of such Termination of Service [or, if later, ninety (90) days from the date the Option became vested and exercisable with respect to the applicable Option Shares], and (ii) the expiration of the stated term of the Option pursuant to Section 4(c) hereof.

(c) Voluntary Resignation. In the event of the Participant’s voluntary Termination of Service (other than a voluntary Termination of Service described in Section 5(d) hereof), the vested portion of the Option shall remain exercisable until the earlier of (i) thirty (30) days from the date of such Termination of Service [or, if later, thirty (30) days from the date the Option became vested and exercisable with respect to the applicable Option Shares], and (ii) the expiration of the stated term of the Option pursuant to Section 4(c) hereof.

(d) Termination of Service for Cause. In the event of the Participant’s Termination of Service for Cause or in the event of the Participant’s voluntary Termination of Service (as provided in Section 5(c) hereof) after an event that would be grounds for a

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Termination of Service for Cause, the Participant’s entire Option (whether or not vested) shall terminate and expire upon such Termination of Service. Additionally, during the first sixty (60) days after the Participant’s Termination of Service for any reason other than Cause, the Company shall have the right to re-characterize such Termination of Service as a Termination of Service for Cause; upon such re-characterization, the entire outstanding Option (whether or not vested) will be forfeited.

6. Method of Exercise and Payment. Subject to Section 9 hereof, to the extent that the Option has become vested and exercisable with respect to a number of Shares as provided herein, the Option may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein and in accordance with Sections 5.9, 6.2 and 6.5 of the Plan.

7. Non-Transferability. The Option, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Participant (or any beneficiary(ies) of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way the Option, or the levy of any execution, attachment or similar legal process upon the Option, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.

8. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

9. Withholding of Tax. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and other obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other Applicable Law with respect to the Option and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any Shares otherwise required to be issued pursuant to this Agreement. Any required withholding obligation with regard to the Participant may be satisfied as set forth in Section 19.1 of the Plan (if permitted by the Committee) by reducing the amount of cash or Shares otherwise deliverable upon exercise of the Option.

10. Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

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11. Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

12. No Right to Employment or Service. Any questions as to whether and when there has been a Termination of Service and the cause of such Termination of Service shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without cause.

13. Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Affiliate) of any personal data related to the Option awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.

14. Compliance with Laws. The issuance of the Option (and the Option Shares upon exercise of the Option) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue the Option or any of the Option Shares pursuant to this Agreement if any such issuance would violate any such requirements.

15. Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the Option is intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.

16. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 7 hereof) any part of this Agreement without the prior express written consent of the Company.

17. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

19. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may

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request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

20. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

21. Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of the Option made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the Option awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GREENSKY, INC.

By:

Name:

Title:

PARTICIPANT

Name:
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